Exhibit 99.1

PROXY FOR
SPECIAL MEETING OF STOCKHOLDERS

SOUTHEAST TEXAS BANCSHARES, INC.

        This proxy is solicited on behalf of the Board of Directors of Southeast Texas Bancshares, Inc. The undersigned stockholder of Southeast Texas Bancshares, Inc., a Texas corporation ("Southeast Texas"), hereby appoints Walter Umphrey and William G. McNinch, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common and Series D 6% preferred stock of Southeast Texas that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Southeast Texas to be held on March 11, 2004 at 10:00 a.m., local time, at the Jefferson Theatre, 345 Fannin Street, Beaumont, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement/Prospectus dated February 11, 2004:

  (1)
  Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of November 19, 2003 (the "Agreement"), between Southeast Texas and Texas Regional Bancshares, Inc. ("Texas Regional"), relating to the merger of Southeast Texas with and into Texas Regional Delaware, Inc., a wholly-owned subsidiary of Texas Regional, and to approve the plan of merger as described in the Agreement.

                        (   ) FOR                   (   ) AGAINST                   (   ) ABSTAIN

  (2)
  To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on other side)

(Continued from other side)

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposal 1. Receipt of the Proxy Statement/Prospectus dated February 11, 2004, is hereby acknowledged.

Signature of Stockholder(s)
Please sign name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.
Date: , 2004

PLEASE MARK, SIGN, DATE AND RETURN
USING THE ENCLOSED ENVELOPE.